Exhibit 10.1

AMENDMENT TO WARRANT AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT (this “Amendment”) is made and entered into as of January 25, 2023, by and among (i) Gesher I Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (ii) Freightos Limited, a Cayman Islands exempted company limited by shares (the “Company”), and (iii) Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Warrant Agreement (as defined below) (and if such term is not defined in the Warrant Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of October 12, 2021 (as amended, including without limitation by this Amendment, the “Warrant Agreement”), pursuant to which the Warrant Agent agreed to act as SPAC’s warrant agent with respect to the issuance, registration, transfer, exchange, redemption and exercise of (i) warrants to purchase ordinary shares underlying the units of SPAC issued in SPAC’s initial public offering (“IPO”) (the “Public Warrants”), (ii) warrants to purchase ordinary shares of SPAC acquired by Gesher I Sponsor LLC (the “Sponsor”) in private placements that were consummated on October 14, 2021 and October 20, 2021 (the “Sponsor Private Warrants”), (iii) warrants to purchase ordinary shares of SPAC acquired by EarlyBirdCapital, Inc. in private placements that were consummated on October 14, 2021 and October 20, 2021 (the “Representative Private Warrants”), (iv) warrants to purchase shares of ordinary shares of SPAC issuable to the Sponsor or an affiliate of the Sponsor or certain officers and directors of SPAC upon conversion of up to $1,500,000 of working capital loans (the “Working Capital Warrants”) and (v) all other warrants issued by SPAC after the IPO, in connection with or following the Business Combination (the “Post-IPO Warrants” and together with the Public Warrants, the Sponsor Private Warrants, the Representative Private Warrants and the Working Capital Warrants, the “Warrants”);

WHEREAS, on May 31, 2022, (i) the Company, (ii) Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of the Company (“Merger Sub I”), (iii) Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of the Company (“Merger Sub II”), and (iv) SPAC entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, (i) prior to, but contingent upon, the Closing, pursuant to a recapitalization (the “Recapitalization”) approved by the Company’s shareholders, (a) each outstanding Company preferred share shall automatically convert into ordinary shares of the Company (“Company Ordinary Shares”) and (b) immediately following such conversion (but prior to the First Effective Time), each then outstanding Company Ordinary Share shall be automatically converted into such number of Company Ordinary Shares as is determined pursuant to the terms of the Business Combination Agreement; and (ii) immediately following the consummation of the Recapitalization, Merger Sub I shall, at the First Effective Time, be merged with and into SPAC, and SPAC shall continue as the surviving entity and a wholly owned subsidiary of the Company, and, in connection therewith, (A) each ordinary share and each preference share of SPAC issued and outstanding immediately prior to the First Effective Time (after giving effect to any Redemptions) shall automatically be converted into the right of the holder thereof to receive the SPAC Shares Consideration, and (B) each SPAC Warrant shall be assumed by the Company and become a warrant that represents a right, from and after the Closing, to receive the same number of Company Ordinary Shares on the same terms as the SPAC Warrant being assumed, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, immediately following the Unit Separation, at the First Effective Time, each whole Warrant outstanding immediately prior to the First Effective Time shall cease to be a warrant with respect to SPAC Ordinary Shares and be assumed by the Company and converted into a warrant to purchase one Company Ordinary Share (subject to the terms and conditions of the Warrant Agreement as amended hereby);

WHEREAS, all references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean Company Ordinary Shares (together with any other securities of the Company or any successor entity issued in consideration of (including as a stock split, dividend or distribution) or in exchange for any of such securities);

WHEREAS, the board of directors of SPAC has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Warrant Agreement); and

WHEREAS, in connection with the First Merger, SPAC desires to assign all of its rights, interests and obligations in and under the Warrant Agreement to the Company, and the Company wishes to accept such assignment and assume all the liabilities and obligations of SPAC under the Warrant Agreement with the same force and effect as if the Company were initially a party to the Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Assignment and Assumption; Consent.

(a) Assignment and Assumption. SPAC hereby assigns to the Company all of SPAC’s rights, interests and obligations in and under the Warrant Agreement and the Warrants (each as amended hereby) as of the First Effective Time. The Company hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Warrant Agreement and the Warrants (each as amended hereby) arising from and after the First Effective Time with the same force and effect as if the Company were initially a party to the Warrant Agreement.

(b) Consent. The Warrant Agent hereby consents to the assignment of the Warrant Agreement and the Warrants by SPAC to the Company and the assumption by the Company of SPAC’s obligations under the Warrant Agreement pursuant to Section 1 hereof effective as of the First Effective Time, the assumption of the Warrant Agreement and Warrants by the Company from SPAC pursuant to Section 1 hereof effective as of the First Effective Time, and to the continuation of the Warrant Agreement and Warrants in full force and effect from and after the First Effective Time, subject at all times to the Warrant Agreement and Warrants (each as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Warrant Agreement and this Agreement.

2. Amendments to Warrant Agreement. The parties hereto hereby agree to the following amendments to the Warrant Agreement:

(a) Defined Terms. The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Warrant Agreement as if they were set forth therein.

(b) Preamble. The preamble of the Warrant Agreement is hereby amended by deleting “Gesher I Acquisition Corp., a Cayman Islands exempted company, with offices at Hagag Towers, North Tower, Floor 24, Haarba 28, Tel Aviv, Israel” and replacing it with “Freightos Limited, a Cayman Islands exempted company”. As a result thereof, all references to the “Company” in the Warrant Agreement shall be amended such that they refer to the Company rather than SPAC.

(c) Reference to Company Ordinary Shares. All references to “Ordinary Shares” in the Warrant Agreement (including all Exhibits thereto) shall mean Company Ordinary Shares.

(d) Notices. Section 9.2 of the Warrant Agreement is hereby amended to delete the address of the Company for notices under the Warrant Agreement and instead add the following address for notices to Company:

If to the Company to:

Freightos Limited

HaPo’el 1, Derech Agudat Sport HaPo’el

Jerusalem, Israel 9695102

Attention: Zvi Schreiber, Chief Executive Officer; Michael Oberlander, General Counsel

E-mail: ***;***

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: Jon Venick; Stephen Alicanti

E-mail: ***;***

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Warrant Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Warrant Agreement in the Warrant Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith, shall hereinafter mean the Warrant Agreement as the case may be, as amended by this Amendment (or as such agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced, construed and interpreted in a manner consistent with the provisions of the Warrant Agreement, as it applies to the amendments to the Warrant Agreement herein, including without limitation Section 9.3 of the Warrant Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to Warrant Agreement to be signed and delivered by its respective duly authorized officer as of the date first above written.

SPAC:

GESHER I ACQUISITION CORP.

By:	/s/ Ezra Gardner
Name: Ezra Gardner
Title: Chief Executive Officer

The Company:

FREIGHTOS LIMITED

By:	/s/ Zvi Schreiber
Name: Zvi Schreiber
Title: Chief Executive Officer

Agent:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name: Steven Vacante
Title: Vice President